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                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                               VELOCITYHSI, INC.

     VelocityHSI, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

     First. VelocityHSI, Inc. has not received any payment for any of its stock
     -----
and this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     Second. This Amended and Restated Certificate of Incorporation, which
     ------
amends and restates the Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The date of filing of the Corporation's original Certificate of Incorporation was April 19, 2000.

     Third. The Certificate of Incorporation of the Corporation is hereby
     -----
amended and restated so as to read in its entirety as follows:


                                   ARTICLE I
                                   ---------

                                     NAME

     The name of this corporation (hereinafter referred to as this "Corporation") is VelocityHSI, Inc.


                                  ARTICLE II
                                  ----------

                               REGISTERED OFFICE

     The address of the Corporation's registered office in Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

                                    PURPOSE

     The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                  ARTICLE IV
                                  ----------

                               AUTHORIZED STOCK

     The total number of shares of all classes of stock which this Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Fifty Million (50,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable or the formula to determine the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h) Any other relative rights, preferences and limitations of that series.

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     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.


                                   ARTICLE V
                                   ---------

                                   DIRECTORS

                                   SECTION A

                              NUMBER OF DIRECTORS

     The business and affairs of this Corporation shall be managed by or under the direction of the Board of Directors. The authorized number of directors which shall constitute the whole Board of Directors shall be determined as set forth in the Bylaws of this Corporation and the actual number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

                                   SECTION B

                          CLASSIFICATION OF THE BOARD

     The Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors as shall be fixed by the Board of Directors in accordance with the provisions of the Bylaws of this Corporation by three, and if a fraction is also contained in such quotient then if such fraction is one-third (), the extra director shall be a member of Class III and if the fraction is two-thirds (), one of the two extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors of this Corporation shall each be assigned to a class at the time of their election, and the directors assigned to Class I shall serve for a term ending on the date of the 2001 annual meeting of stockholders, the directors assigned to Class II shall serve for a term ending on the date of the 2002 annual meeting of stockholders and the directors assigned to Class III shall serve for a term ending on the date of the 2003 annual meeting of stockholders.

     In the event of any increase or decrease in the number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, removal, disqualification or other cause, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be


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

assigned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article V, as applied to the new authorized number of directors.

     Notwithstanding any of the foregoing provisions of this Article V, a director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor is elected and qualified or until his prior death, retirement, resignation, removal, disqualification or other cause. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.


                                   SECTION C

                             REMOVAL OF DIRECTORS

     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the shares of the Corporation entitled to vote for the election of directors.


                                   SECTION D

                            LIMITATION ON LIABILITY

     1.  Limitation On Liability.

     A director shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, provided that this Article V, Section D shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derives an improper personal benefit or (v) for acts or omissions that occurred prior to the enactment of this Article V, Section D.

     If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors to this Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

     2.  Amendment or Repeal.

     Any repeal or modification of this Article V, Section D shall be prospective only, and shall not adversely affect any right or protection hereunder of any persons in respect of any act or omission or any limitation on the personal liability of a director of this Corporation existing at or occurring prior to the time of such repeal or modification.

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

                                   SECTION E

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute and set forth in Article IX of this Certificate of Incorporation, the Board of Directors, acting alone, is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of this Corporation.


                                  ARTICLE VI
                                  ----------

                                     TERM
                                     ----

     The term of existence of this Corporation shall be perpetual.


                                  ARTICLE VII
                                  -----------

                             STOCK NOT ASSESSABLE

     The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate of Incorporation shall not be subject to amendment in this respect.


                                 ARTICLE VIII
                                 ------------

            STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Any action required to be taken at any annual or special meeting of stockholders of this Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Notwithstanding anything to the contrary contained in the first paragraph of this Article VIII, upon the effective date of this Corporation's Registration Statement on Form S-1 (File No. 333-36162) filed by this Corporation in connection with the distribution by BRE Properties, Inc., a Maryland corporation, of the common stock of this Corporation, any action required to be taken at any annual or special meeting of stockholders of this Corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of this Corporation, as the case may be, with prior notice and with a vote, and the power of stockholders to act by a consent in writing, without a meeting, shall cease and the stockholders of this Corporation may not thereafter take action by written consent without a meeting.


                                  ARTICLE IX
                                  ----------

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               ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

     The affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of this Corporation, voting together as a single class at a meeting specifically called for such purpose, shall be required in order for this Corporation to take any action to authorize:

     (a) the amendment, alteration, repeal or recission of any provision of this Certificate of Incorporation or the addition or insertion of other provisions therein;

     (b) the adoption, amendment, alteration, repeal or recission of any provision of the Bylaws of this Corporation; provided, however, that this clause
(b) shall not apply to, and no vote of the stockholders of this Corporation shall be required to authorize, the adoption, amendment, alteration, repeal or recission of any provisions of the Bylaws of this Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Article V, Section E of this Certificate of Incorporation;

     (c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (ii) which at least 75% of the members of the Board of Directors then in office have approved;

     (d) the sale, lease, exchange or other disposition of all, or substantially all, of this Corporation's property and assets, with or without goodwill, if not made in the usual and regular course of this Corporation's business; and

     (c) the voluntary dissolution of this Corporation.

     All rights at this time conferred upon the stockholders of this Corporation pursuant to this Certificate of Incorporation are granted subject to the provisions of this Article IX.


                                   ARTICLE X
                                   ---------

                      APPOINTMENT AND REMOVAL OF OFFICERS

     The officers of this Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed by the Bylaws of this Corporation or determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

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

     IN WITNESS WHEREOF, VelocityHSI, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Stephen E. Carlson, its President and Chief Executive Officer, and attested by Charles P. Wingard, its Senior Vice President, Chief Financial Officer, Secretary and Treasurer, this 2nd day of August, 2000.


                              VELOCITYHSI, INC.



                              By: /s/ Stephen E. Carlson
                                  _____________________________________
                                  Stephen E. Carlson
                                  President and Chief Executive Officer

ATTEST:



By: /s/ Charles P. Wingard
    ____________________________
    Charles P. Wingard
    Senior Vice President, Chief
    Financial Officer, Secretary
    and Treasurer

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